EXHIBIT 5.1
EXHIBIT 23.1

PILLSBURY WINTHROP SHAW PITTMAN LLP
50 Fremont Street
San Francisco, CA 94105-2228

June 22, 2005

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, CA 94583-2324

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel for Chevron Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-125283) (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of 216,805,247 shares (the “Shares”) of Common Stock, par value $0.75 per share (the “Common Stock”), of the Company, to be issued in connection with the merger contemplated by the Agreement and Plan of Merger dated as of April 4, 2005, by and among the Company, Blue Merger Sub Inc., a newly formed Delaware corporation and a direct wholly owned subsidiary of the Company, and Unocal Corporation, a Delaware corporation (the “Merger Agreement”), which Merger Agreement is described in the Registration Statement and filed as an exhibit thereto.

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Proxy Statement/Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP